Blend Announces Second Quarter 2022 Financial Results

Total revenue of $65.5 million led by Mortgage Banking outperformance and Consumer Banking and Marketplace growth, offset by lower Title365 revenue

August 15, 2022

SAN FRANCISCO -- (BUSINESS WIRE) -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its second quarter 2022 financial results.

“Blend continues to gain market share in mortgage, and we are seeing traction in our consumer banking and marketplace business amid a highly uncertain mortgage banking and economic environment,” said Nima Ghamsari, Head of Blend. “We are addressing the challenging market conditions by playing to win long-term, taking decisive actions to improve our cost structure and optimizing returns on our innovation investments. These steps will best position Blend to enable our financial institution partners to build deeper relationships with their customers at a lower cost, and in turn create long-term value for our shareholders.”

Financial Highlights

•Consolidated revenue of $65.5 million for the quarter
•2Q22 Blend Platform segment revenue of $33.6 million, up by $1.5 million, or 5%, as compared to 2Q21, against a 37% decline in mortgage market volume in the same period, as measured by the Mortgage Bankers Association
•2Q22 Mortgage Banking revenue of $23.9 million, down by $1.5 million, or 6%, as compared to 2Q21
•Within Blend Platform, 2Q22 Consumer Banking & Marketplace revenue of $8.5 million, up by $2.9 million, or 53%, as compared 2Q21, which is led by continued adoption of close and income verification products, as well as growth in home equity volume
•Title365 segment revenue was $31.9 million
•Recorded a $391.8 million impairment of intangible assets and goodwill related to our Title365 reporting unit based on its fair value as of June 30, 2022

Second Quarter Customer and Product Achievements

•Expanded our total customer base to 354 customers
•Increased adoption of multiple product lines, with 71% of our total customer base using two or more of Blend’s products, as compared to 59% in 2Q21
•Grew total consumer banking transactions by more than 138,000 transactions year-on-year to approximately 215,000 in 2Q22

Second Quarter Financial Summary

Second quarter revenue was $65.5 million, bringing our first half 2022 revenue to $137.1 million. Blend Platform segment revenue was $33.6 million dollars, up 5% year-on-year. Title365 segment revenue was $31.9 million dollars, reflecting continued decline of industry refinance volume and partially offset by performance of our Title365 home equity and default products.

Consumer Banking and Marketplace revenue was $8.5 million for the second quarter, up from $5.6 million in the prior-year period. This increase was driven by increased adoption of our current home equity solution, as well as continued adoption of our close and income verification products. Professional Services revenue was relatively flat at $1.2 million, as compared to $1.1 million in the prior year period.

Mortgage Banking revenue decreased by $1.5 million, or 6% as compared to the same period in the prior year despite an estimated 37% decline of mortgage origination volume during this period.

Second quarter cost of revenue was $40.3 million, up $27.9 million, or 226% year-over-year, driven by an increase of $27.0 million due to the inclusion of costs associated with the operations of Title365, and an increase in Blend Platform cost of revenue of $0.9 million, or 7% year-over-year.

Second quarter GAAP gross profit was $25.3 million, up $5.6 million, or 28% year-over-year. Current-period gross profit includes $20.4 million attributable to Blend Platform and $4.9 million to Title365.

Second quarter non-GAAP gross profit was $25.8 million, up $6.0 million, or 30% year-over-year. Current-period non-GAAP gross profit includes $20.6 million attributable to Blend Platform and $5.2 million to Title365.

GAAP loss from operations was $471.4 million for the second quarter of 2022, compared to $39.6 million in the second quarter of 2021. GAAP loss from operations includes a $391.8 million non-cash impairment charge to the intangible assets and goodwill within our Title365 reporting segment. The impairment was the result of a decline in the fair value of the Title365 reporting unit as of June 30, 2022 as compared to its carrying amount.

Non-GAAP loss from operations was $39.5 million for the second quarter of 2022, compared to $26.3 million in the second quarter of 2021.

Liquidity and Capital Resources

As of June 30, 2022, Blend had cash, cash equivalents, and marketable securities totaling $450.5 million with total debt outstanding of $225.0 million in the form of the Company’s five-year term loan. Blend’s $25.0 million revolving line of credit remains undrawn.

Full Year 2022 Revenue Guidance

Blend updated its 2022 revenue guidance as follows:

$ in millions	Blend Platform	Title365	Blend Labs, Inc. (Consolidated)
Full Year 2022 Revenue Guidance	$135 - 145	$95 - 105	$230 - 250

Blend’s updated 2022 revenue guidance reflects the following:
•Total consolidated revenue range of $230 to $250 million is unchanged
•Blend Platform revenue range decreases to $135 to $145 million from $140 to $150 million, reflecting expectations of increased mortgage industry volume decline
•Title365 revenue range increases to $95 to $105 million from $90 to $100 million, reflecting better than expected growth of Title365 Home Equity and Default product lines

Operational & Financial Outlook

On its earnings webcast this afternoon, the Company will also share its medium-term operational and financial outlook, including actions designed to reduce its cost structure and improve operating efficiency.

Webcast Information

On Monday, August 15, 2022 at 4:30 pm ET, Blend will host a live discussion of its second quarter 2022 financial results. A link to the live discussion will be made available on the Company's investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management, outlook for 2022 and the “Full Year 2022 Revenue Guidance” sections above, expectations of future results of operations or financial performance of Blend Labs, Inc. (“Blend,” the “Company,” “we,” “us,” or similar terms), market size and growth opportunities, macroeconomic and industry conditions, capital expenditures, plans for future operations, competitive position, technological capabilities, strategic relationships, Blend’s opportunity to increase market share and penetration in its existing customers, projections for a sharp decrease in mortgage loan origination volumes and the expected impact on Blend’s Platform and Title365 businesses, Blend’s ability to create long-term value for our customers, Blend’s expectations for changes in revenue, and Blend’s expectations of migration of the Title365 legacy business to Blend’s software-enabled platform, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the possibility that: we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; we are unable to migrate the Title365 legacy business to our software-enabled platform; we are exposed to impairment charges on certain assets, including our intangible assets within the Title365 reporting segment; or changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our business. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP financial measures adjust the related GAAP financial measures to exclude non-cash stock-based compensation and warrant amortization expense, amortization of acquired intangible assets, impairment of goodwill and intangible assets, restructuring costs, non-recurring acquisition-related costs, non-recurring income tax expenses or benefits related to acquisitions, and the effect of changes in foreign currency exchange rates. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from our non-GAAP financial measures:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Impairment of intangible assets and goodwill. We exclude impairment of intangible assets and goodwill, which are non-cash charges, from our non-GAAP financial measures. These charges are unusual in nature and we do not believe these charges have a direct correlation to the operation of our business.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Foreign currency gains and losses. We exclude the effect of changes in foreign currency exchange rates on our operating results as we do not believe these changes to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Income taxes. We exclude non-cash non-recurring tax benefits from our non-GAAP financial measures. These tax benefits consist of the changes in the valuation allowance resulting from acquisitions and from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

About Blend

Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$132,683	$213,082
Marketable securities	317,812	334,147
Trade and other receivables, net of allowance for credit losses of $1,376 and $1,371, respectively	30,846	34,076
Prepaid expenses and other current assets	21,938	31,713
Total current assets	503,279	613,018
Property and equipment, net	6,239	6,155
Operating lease right-of-use assets	13,394	14,713
Intangible assets, net	13,136	173,008
Goodwill	47,132	287,228
Deferred contract costs	2,657	4,178
Restricted cash, non-current	5,358	5,358
Other non-current assets	8,129	8,828
Total assets	$599,324	$1,112,486
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,302	$6,160
Deferred revenue	12,046	8,068
Accrued compensation	9,576	18,140
Other current liabilities	23,065	27,662
Total current liabilities	47,989	60,030
Operating lease liabilities, non-current	12,654	14,607
Other non-current liabilities	6,006	13,415
Debt, non-current, net	215,233	213,843
Total liabilities	281,882	301,895
Commitments and contingencies
Redeemable noncontrolling interest	38,254	35,949
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Class A, Class B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized; 234,795 (Class A 222,162, Class B 12,633, Class C 0) and 230,324 (Class A 217,691, Class B 12,633, Class C 0) shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	1,238,476	1,218,213
Accumulated other comprehensive loss	(3,050)	(808)
Accumulated deficit	(956,240)	(442,765)
Total stockholders’ equity	279,188	774,642
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$599,324	$1,112,486

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$65,539	$32,062	$137,063	$63,937
Cost of revenue	40,274	12,360	82,929	23,220
Gross profit	25,265	19,702	54,134	40,717
Operating expenses:
Research and development	35,500	20,884	70,606	37,958
Sales and marketing	22,438	18,271	44,779	34,136
General and administrative	36,472	20,181	73,574	35,464
Amortization of acquired intangible assets	4,068	—	8,136	—
Impairment of intangible assets and goodwill	391,823	—	391,823	—
Restructuring	6,380	—	6,380	—
Total operating expenses	496,681	59,336	595,298	107,558
Loss from operations	(471,416)	(39,634)	(541,164)	(66,841)
Interest expense	(5,726)	—	(11,284)	—
Other income (expense), net	6	112	97	262
Loss before income taxes	(477,136)	(39,522)	(552,351)	(66,579)
Income tax (expense) benefit	(66)	45,288	2,731	45,278
Net (loss) income	(477,202)	5,766	(549,620)	(21,301)
Less: Net loss attributable to noncontrolling interest	35,831	—	36,145	—
Net (loss) income attributable to Blend Labs, Inc.	(441,371)	5,766	(513,475)	(21,301)
Less: Accretion of redeemable noncontrolling interest to redemption value	(37,008)	—	(38,450)	—
Less: Undistributed earnings attributable to participating securities	—	(5,766)	—	—
Net loss attributable to Blend Labs, Inc. common stockholders	$(478,379)	$—	$(551,925)	$(21,301)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic	$(2.06)	$0.00	$(2.38)	$(0.44)
Diluted	$(2.06)	$0.00	$(2.38)	$(0.44)
Weighted average shares used in calculating net loss per share:
Basic	232,501	51,956	231,421	48,547
Diluted	232,501	77,864	231,421	48,547

Comprehensive (loss) income:
Net (loss) income	$(477,202)	$5,766	$(549,620)	$(21,301)
Unrealized (loss) gain on marketable securities	(502)	(6)	(2,347)	9
Foreign currency translation gain	77	—	105	—
Comprehensive (loss) income	(477,627)	5,760	(551,862)	(21,292)
Less: Comprehensive loss attributable to noncontrolling interest	35,831	—	36,145	—
Comprehensive (loss) income attributable to Blend Labs, Inc.	$(441,796)	$5,760	$(515,717)	$(21,292)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(549,620)	$(21,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	53,560	10,625
Depreciation and amortization	9,224	1,654
Impairment of intangible assets and goodwill	391,823	—
Amortization of deferred contract costs	2,427	2,611
Amortization of debt discount and issuance costs	1,440	—
Amortization of operating lease right-of-use assets	1,636	1,135
Release of valuation allowance and change in deferred taxes	(2,864)	(46,511)
Other	1,459	829
Changes in operating assets and liabilities:
Trade and other receivables	3,739	(1,898)
Prepaid expenses and other assets, current and non-current	7,997	(6,904)
Deferred contract costs, non-current	1,521	1,475
Accounts payable	(2,858)	1,671
Deferred revenue	3,978	(2,144)
Accrued compensation	(8,564)	1,372
Operating lease liabilities	(1,841)	(1,275)
Other liabilities, current and non-current	(5,657)	5,560
Net cash used in operating activities	(92,600)	(53,101)
Investing activities
Purchases of marketable securities	(49,755)	(48,852)
Maturities of marketable securities	61,776	74,832
Purchases of property and equipment	(1,164)	(525)
Purchase of other investment	—	(3,000)
Cash acquired in connection with business combination	—	16,834
Net cash provided by investing activities	10,857	39,289
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	1,630	23,377
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	—	309,701
Payment of initial public offering costs	(391)	(2,970)
Proceeds from exercises of Convertible Preferred Stock warrants	—	10,172
Proceeds from repayment of employee promissory note collateralized by common stock	—	2,881
Payment of debt issuance costs	—	(554)
Net cash provided by financing activities	1,239	342,607
Effect of exchange rates on cash, cash equivalents, and restricted cash	105	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(80,399)	328,795
Cash, cash equivalents, and restricted cash at beginning of period	218,440	46,288
Cash, cash equivalents, and restricted cash at end of period	$138,041	$375,083
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$132,683	$369,726
Restricted cash	5,358	5,357
Total cash, cash equivalents, and restricted cash	$138,041	$375,083

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$137	$45
Cash paid for interest	$9,669	$—
Supplemental disclosure of non-cash investing and financing activities:
Acquisition cash consideration not yet paid	$—	$420,938
Deferred offering costs not yet paid	$—	$4,830
Vesting of early exercised stock options	$3,143	$1,537
Right-of-use assets obtained in exchange for lease obligations	$317	$—
Accretion of redeemable noncontrolling interest to redemption value	$38,450	$—

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2022		2021
Blend Platform revenue:					YoY change
Mortgage Banking	$23,891	71%	$25,390	79%	(6)%
Consumer Banking and Marketplace	8,512	25%	5,569	17%	53%
Professional Services	1,198	4%	1,103	4%	9%
Total Blend Platform revenue	33,601	100%	32,062	100%	5%
Title365 revenue	31,938		—
Total revenue	$65,539		$32,062		104%

	Six Months Ended June 30,
	2022		2021
Blend Platform revenue:					YoY change
Mortgage Banking	$48,375	73%	$51,825	81%	(7)%
Consumer Banking and Marketplace	15,482	23%	10,217	16%	52%
Professional Services	2,320	4%	1,895	3%	22%
Total Blend Platform revenue	66,177	100%	63,937	100%	4%
Title365 revenue	70,886		—
Total revenue	$137,063		$63,937		114%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
Gross Profit Reconciliation	GAAP Gross Profit	Non-GAAP adjustments(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP adjustments(1)	Non-GAAP gross profit
Blend Platform	$20,373	$243	$20,616	$19,702	$157	$19,859
Title365	4,892	307	5,199	—	—	—
Total	$25,265	$550	$25,815	$19,702	$157	$19,859

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
Gross Profit Reconciliation	GAAP Gross Profit	Non-GAAP adjustments(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP adjustments(1)	Non-GAAP gross profit
Blend Platform	$40,548	$554	$41,102	$40,717	$215	$40,932
Title365	13,586	489	14,075	—	—	—
Total	$54,134	$1,043	$55,177	$40,717	$215	$40,932

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating expenses	$496,681	$59,336	$595,298	$107,558
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	28,698	6,495	52,541	10,626
Amortization of acquired intangible assets(2)	4,068	—	8,136	—
Impairment of intangible assets and goodwill(3)	391,823	—	391,823	—
Restructuring(4)	6,380	—	6,380	—
Acquisition-related expenses(5)	411	6,635	2,224	10,842
Non-GAAP operating expenses	$65,301	$46,206	$134,194	$86,090

GAAP loss from operations	$(471,416)	$(39,634)	$(541,164)	$(66,841)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	29,248	6,652	53,584	10,841
Amortization of acquired intangible assets(2)	4,068	—	8,136	—
Impairment of intangible assets and goodwill(3)	391,823	—	391,823	—
Restructuring(4)	6,380	—	6,380	—
Acquisition-related expenses(5)	411	6,635	2,224	10,842
Non-GAAP loss from operations	$(39,486)	$(26,347)	$(79,017)	$(45,158)

GAAP net income (loss)	$(477,202)	$5,766	$(549,620)	$(21,301)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	29,248	6,652	53,584	10,841
Amortization of acquired intangible assets(2)	4,068	—	8,136	—
Impairment of intangible assets and goodwill(3)	391,823	—	391,823	—
Restructuring(4)	6,380	—	6,380	—
Acquisition-related expenses(5)	411	6,635	2,224	10,842
Foreign currency gains and losses(6)	181	—	227	—
Income tax benefit(7)	—	(45,302)	(2,864)	(45,302)
Non-GAAP net loss	$(45,091)	$(26,249)	$(90,110)	$(44,920)

GAAP basic net loss per share	$(2.06)	$0.00	$(2.38)	$(0.44)
Non-GAAP adjustments:
Net loss attributable to noncontrolling interest(8)	(0.15)	—	(0.16)	—
Accretion of redeemable noncontrolling interest to redemption value(8)	0.16	—	0.17	—
Undistributed earnings attributable to participating securities(9)	—	0.11	—	—
Stock-based compensation(1) and amortization of warrant	0.12	0.12	0.22	0.22
Amortization of acquired intangible assets(2)	0.02	—	0.04	—
Impairment of intangible assets and goodwill(3)	1.69	—	1.69	—
Restructuring(4)	0.03	—	0.03	—
Acquisition-related expenses(5)	—	0.13	0.01	0.22
Foreign currency gains and losses(6)	—	—	—	—
Income tax benefit(7)	—	(0.87)	(0.01)	(0.93)
Non-GAAP basic net loss per share	$(0.19)	$(0.51)	$(0.39)	$(0.93)

(1) Stock-based compensation by function:
Cost of revenue	$550	$157	$1,043	$215
Research and development	12,516	2,832	22,382	4,218
Sales and marketing	3,179	1,924	5,702	3,297
General and administrative	13,003	1,696	24,433	2,895
Total	$29,248	$6,609	$53,560	$10,625

(2) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition
(3) Impairment of intangible assets and goodwill relates to charges recorded based on the results of the interim quantitative impairment analysis performed in the three months ended June 30, 2022 in response to certain triggering events, such as a continued decline in economic and market conditions, decline in our market capitalization, and current and projected declines in the operating results of the Title365 reporting unit.
(4) The restructuring charges relate to the April Plan, under which we eliminated approximately 200 positions as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.

(5) Acquisition-related expenses include non-recurring due diligence, transaction and integration costs recorded within general and administrative expense
(6) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(7) Income tax benefit represents the non-recurring release of historical valuation allowance resulting from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes
(8) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.
(9) Undistributed earnings attributable to participating securities relate to the income allocated to the holders of convertible preferred stock as the holders of the convertible preferred shares were entitled to dividends in priority to any dividend declared and paid to the holders of common stock.

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Investor Relations
ir@blend.com

Media
Erin Bergamo-Tacy
ebergamo-tacy@blend.com